FOR IMMEDIATE RELEASE
CONTACT: Richard B. Collins, President and Chief Executive Officer
TELEPHONE: (413) 787-1700


UNITED FINANCIAL BANCORP, INC. INCREASES MAXIMUM PURCHASE
LIMITATION AND COMMENCES SYNDICATED OFFERING

     West Springfield, MA, November 16, 2007: United Financial Bancorp, Inc., a recently formed Maryland corporation (the "Company"), the proposed holding company for United Bank and successor company for United Financial Bancorp, Inc., a Federal corporation (NASDAQ Global Select: UBNK), today announced that the subscription offering and community offering portion of its second-step conversion concluded on November 14, 2007. A total of 1,123 orders were received in the subscription and community offering, totaling 2,344,028 shares (not including shares to be purchased by the employee stock ownership plan). These orders will be maintained by the Company, with interest on subscribers' funds continuing to accrue until completion of the offering.

     In addition, the Company announced today that it filed a prospectus supplement with the Securities and Exchange Commission (the "SEC") increasing the maximum purchase limitation from 200,000 shares to 475,000 shares for purchasers and from 400,000 shares to 475,000 shares for purchasers acting together with others, in all categories of the offering combined, including the syndicated offering. Consistent with the prospectus dated October 12, 2007, only those persons who subscribed for 200,000 shares will be resolicited, and any increased orders will be due by 5:00 PM, Eastern time, on November 23, 2007. All other eligible subscribers who properly completed and timely submitted a stock order form will be allocated the number of shares of common stock requested in their stock order form.

     The Company also announced today that, as contemplated in the prospectus, it has commenced a syndicated offering to sell shares to the general public not subscribed for in the subscription offering and the community offering. Keefe, Bruyette & Woods, Inc. is acting as lead manager for the syndicated offering, which is being conducted on a best efforts basis. Neither Keefe, Bruyette & Woods nor any other member of the syndicate group is required to purchase any shares in the offering.

     Subject to market conditions, independent appraiser review and regulatory approval, the Company expects to sell in the aggregate no more than 11,250,000 shares, which is the midpoint of the offering range set forth in the prospectus, in the subscription offering, the community offering and the syndicated offering.

     The completion of the offering remains subject to (1) approval of the conversion by the stockholders of United Financial Bancorp, Inc. and the depositors of United Bank at special meetings to be held on November 27, 2007,
(2) final approval from the Office of Thrift Supervision to complete the conversion and the offering, including approval of an updated appraisal, and (3) the sale of at least 9,562,500 shares.

     United  Financial  Bancorp,  Inc. is the holding company for United Bank, a federally chartered savings bank headquartered in West Springfield, Massachusetts that had $1.1 billion in assets at September 30, 2007. United Bank was originally founded in 1882, as a Massachusetts-chartered cooperative bank. In July 2005, United Financial Bancorp, Inc. completed its initial public stock offering. Investors may obtain additional information about United Financial Bancorp, Inc. on the Internet at www.bankatunited.com, under the Investor Relations section.

     This press release contains certain forward-looking statements. These forward-looking statements are made in good faith pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions are intended to identify forward-looking statements. These forward-looking statements may be subject to significant known and unknown risks, uncertainties, and other factors, including, but not limited to, those matters referred to in the preceding sentence.

     Although we believe that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from the results discussed in these forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. United Financial Bancorp, Inc. undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

     United Financial Bancorp, Inc. has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for the offering to which this communication relates. This press release is neither an offer to sell nor a solicitation of an offer to buy shares of common stock nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The offer is made only by the prospectus. United Financial Bancorp, Inc. has filed a proxy statement/ prospectus concerning the conversion with the SEC. Shareholders of United Financial Bancorp, Inc. are urged to read the proxy statement/ prospectus because it contains important information. Investors are able to obtain all documents filed with the SEC by United Financial Bancorp, Inc. free of charge by visiting EDGAR on the SEC's website at www.sec.gov. In addition, documents filed with the SEC by United Financial Bancorp, Inc. are available free of charge from the Corporate Secretary of United Financial Bancorp, Inc. at 95 Elm Street, West Springfield, Massachusetts 01089, telephone (413) 788-3333. The directors, executive officers, and certain other members of management and employees of United Financial Bancorp, Inc. are participants in the solicitation of proxies in favor of the conversion from the shareholders of United Financial Bancorp, Inc. Information about the directors and executive officers of United Financial Bancorp, Inc. is included in the proxy statement/ prospectus filed with the SEC.

     The securities are not savings accounts or savings deposits, may lose value and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any government agency.